UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2016 (February 18, 2016)

 CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11 W. 42nd Street
New York, New York 10036

(Address of registrant’s principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

Not Applicable

_________________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Directors Not Standing for Re-Election

On February 18, 2016, John A. Thain, Michael J. Embler, David M. Moffett and Sy Sternberg advised the Board of Directors (the “Board”) of CIT Group Inc. (“CIT” or the “Company) that they will not stand for re-election as a director of the Company. The current terms for Messrs. Thain, Embler, Moffett and Sternberg will expire on the date of the next Annual Meeting of Shareholders, which is scheduled for May 10, 2016 (the “2016 Annual Meeting”). Mr. Thain has served as Chairman and Chief Executive Officer of the Company since February 2010 and previously notified the Board that he is retiring as Chief Executive Officer effective March 31, 2016. Mr. Embler has served as a director of the Company since December 2009. Mr. Moffett has served as a director of the Company since July 2010. Mr. Sternberg has served as a director of the Company since December 2005. Each of Mr. Thain, Mr. Embler, Mr. Moffett and Mr. Sternberg advised the Board that his decision not to stand for re-election was not due to a disagreement with the Company on any matters involving the Company’s operations, policies or practices.

Election of Chair of the Board

On February 18, 2017, the Board appointed Ellen R. Alemany as Chairwoman, effective at the close of the 2016 Annual Meeting. The Board previously appointed Ms. Alemany as Vice Chairman effective November 1, 2015, and designated her to succeed Mr. Thain as Chief Executive Officer of the Company, effective April 1, 2016. Ms. Alemany has served as a director of CIT since January 2014.

Nomination of New Director

On February 18, 2016, the Board nominated Michael A. Carpenter (68) and John J. Oros (69) to stand for election as part of the Company’s slate of director nominees at the 2016 Annual Meeting.

Mr. Carpenter served as Chief Executive Officer of Ally Financial, Inc. from November 2009 to February 2014 and as a member of the Board from May 2009 to February 2014. Mr. Carpenter previously served on the Board of the Company in 2009, a position he left to become Chief Executive Officer of Ally Financial, Inc. In 2007, he founded Southgate Alternative Investments. From 2002 to 2006, he was chairman and chief executive officer of Citigroup Alternative Investments overseeing $60 billion of proprietary capital and customer funds globally. From 1998 to 2002, Mr. Carpenter was chairman and chief executive officer of Citigroup’s Global Corporate & Investment Bank with responsibility for Salomon Smith Barney Inc. and Citibank’s corporate banking activities globally. Prior to Citigroup, he was chairman and CEO of Travelers Life & Annuity and vice chairman of Travelers Group Inc. From 1989 to 1994, he was chairman of the board, president, and CEO of Kidder Peabody Group Inc., a wholly owned subsidiary of General Electric Company. From 1986 to 1989, he was executive vice president of GE Capital Corporation and he joined GE in 1983 as vice president of Corporate Business Development and Planning. Earlier in his career, Mr. Carpenter spent nine years as vice president and director of the Boston Consulting Group and three years with Imperial Chemical Industries of the United Kingdom. Mr. Carpenter received a bachelor of science degree from the University of Nottingham, England, and an MBA from Harvard Business School. He also holds an honorary degree of Doctor of Laws from the University of Nottingham. He serves on the boards of Autobytel Inc., U.S. Retirement Partners, and the New York City Investment Fund. Mr. Carpenter has been a board member of the New York Stock Exchange, General Signal, Loews Cineplex, and various other private and public companies.

Mr. Oros has served as a Managing Director at J.C. Flowers & Co. LLC (“JCF”) since 2006 and is currently a member of the firm’s Management Committee. Mr. Oros joined JCF in 2000 as an operating partner. From 2000 to 2010, Mr. Oros held a number of executive positions at Enstar Group Limited, including the role of Executive Chairman from 2000 to 2010. Prior to that, Mr. Oros was an investment banker in the Mortgage Finance and Financial Institutions Groups of Goldman Sachs for almost 20 years, where he became a General Partner in 1986 and served as head of the Latin American Financial Institutions Group from 1995 to 2000. In addition, Mr. Oros was appointed Chairman of the Federal Savings and Loan Council in 1987, where he served for two years. Mr. Oros currently serves on the board of Cabot Group Holdings Limited. Previously, he served on the boards of Flowers National Bank, OneWest Bank N.A. (a predecessor to CIT Bank, N.A.), Encore Capital Group Inc., Banco BTG Pactual and Enstar Group Limited and various other private companies. Mr. Oros received a B.B.A. from the University of Wisconsin School of Business and served in the United States Army Reserves from 1968 to 1974 achieving the rank of 2nd lieutenant.

Nomination and Support Agreement

In connection with the nomination of Mr. Oros (the “New Nominee”) as part of the Company’s slate of director nominees, on February 18, 2016, the Company and JCF, who collectively with its affiliates and associates, beneficially owns a total of 7,007,345 shares of the Company’s common stock, entered into a Nomination and Support Agreement.

The Nomination and Support Agreement includes, subject to limited exceptions, customary standstill restrictions, voting commitments and other support obligations of JCF that continue through the earlier of (x) the date that is fifteen days following the first date that both the New Nominee ceases to be a member of the Board and JCF has irrevocably waived its right to appoint a substitute for the New Nominee and (y) thirty days following the deadline for shareholder nominations for the election of directors at the Company’s 2017 annual meeting of shareholders or any subsequent annual meeting of shareholders if the Company has not confirmed prior to such date that the New Nominee will be included on the Company’s slate of directors for such meeting. During the standstill period, JCF has agreed that it will not acquire beneficial ownership of more than 9.9% of the Company’s outstanding common stock. In addition, if at any time JCF ceases to hold an aggregate “net long” position of at least one million shares of the Company’s outstanding common stock, the New Nominee will tender his resignation to the Board, subject to acceptance by the Board. Pursuant to the Nomination and Support Agreement, JCF has also entered into a confidentiality agreement with the Company.

The foregoing summary of the Nomination and Support Agreement is qualified in its entirety by the full terms and conditions of the agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure

On February 19, 2016, the Company issued a press release announcing the election of Ms. Alemany as Chairwoman, the nomination of Mr. Carpenter and Mr. Oros as directors, entry into the Nomination and Support Agreement and the decision of Messrs. Thain, Embler, Moffett and Sternberg not to stand for re-election, which is attached hereto as Exhibit 99.2. The information included in this Item 7.01 and Exhibit 99.2 shall be considered “furnished” but not “filed” for purposes of the Exchange Act.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Exhibits

(d) Exhibits.

99.1	Nomination and Support Agreement dated February 18, 2016 by and between J.C. Flowers & Co. LLC and CIT Group Inc.
99.2	Press Release issued by CIT Group Inc. on February 19, 2016.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this Form 8-K, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in implementing its strategy and business plan, the risk that CIT is unable to react to and address key business and regulatory issues, the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, and the risk that CIT becomes subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this Form 8-K. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.

(Registrant)

By:    /s/ Robert J. Ingato

Robert J. Ingato

Executive Vice President,
General Counsel & Secretary

Dated: February 19, 2016